Exhibit 10.73
THIS CONTRACT is made                                                      199

BETWEEN

(1) BRITISH TELECOMMUNICATIONS public limited company whose registered office is at BT Centre, 81 Newgate Street, London, EC1A 7AJ. registered in England No 1800000 ("BT")

AND

(2) THE HOME VIDEO CHANNEL Ltd. whose registered office is at [Pembroke House. 11 Northlands Pavement, Basildon Essex SS13 3DX] registered in England (& Wales No 2412178], ("the Customer")


INTRODUCTION

A. The Customer is in the business of transmitting a television service and requires facilities to enable it to transmit the service by means of satellite to various receive points, and

B. BT has agreed to provide the Service (defined below) to the Customer on the terms and conditions of this Contract.

         BT warrants that it has at the date of this Contract the right power and authority to provide the Service and otherwise perform its obligations under this Contract.

IT IS AGREED AS FOLLOWS:

1.       Definition and Interpretation

1.1 In this Contract, unless otherwise specifically provided or required by the context, the following expressions will have the following meanings:

         Charge                             the charge set out in Clause 5;

         Compressed Channel                 the Signals which conform to the
                                            specifications set out in
                                            Schedule 2.2;

         Compressed Encoders                the equipment that will output the
                                            Compressed Channel;

         Contract the Clauses of the Contract together with the Schedules set out on the contents page above;

         Customer Signals                   the electronic signals generated
                                            by the Customer delivering
                                            the Television Service to BT as
                                            described in Schedule 3;

         the Due Date                       (a) for the first month the
                                                Operational Service Date; and
                                            (b) for each succeeding month
                                                during the Contract, the first
                                                day of the month;

         Early Termination                  is defined in Clause 11;

         Earth Segment Facilities           (a) capacity in a transmitting
                                                earth terminal;
                                            (b) terrestrial links from the
                                                International Gateway to the
                                                earth terminal;

                                            all as set out in Schedule 2;

         Expiry Date                        the date set out in Schedule 1
                                            when the Contract expires;

         Facilities                         the Space Segment Facilities and
                                            the Earth Segment Facilities;

         Force Majeure                      is defined in Clause 16;

         International Gateway              the BT Tower in London;

         License any license granted, or having effect as if granted to BT under the Telecommunications Act 1984 or any replacement of that Act, including any amendment to such license;

         Multiplex                          the means of aggregating each
                                            customers' individual digital
                                            packetised streams;

         Operational Service                the date set out in Schedule 1 on
                                            which the Service commences;
         Date or OSD

         Pre-emption                        the deliberate interruption and/or
                                            cessation of the availability of the
                                            Space Segment Facilities by the
                                            Space Segment Operator in its sole
                                            and absolute discretion at any time
                                            and from time to time; the current
                                            policy of the Space Segment Operator
                                            regarding preemption is set out in
                                            Schedule 6. BT will give prompt
                                            notice of any change of policy.
                                            Schedule 1 states whether the Space
                                            Segment Facilities are pre-emptible;

         Renewal Period                     The period (set out in Schedule 1)
                                            during which negotiations for
                                            renewal of the Contract in
                                            accordance with Clause 4 may take
                                            place;

         Satellite                          the satellite referred to in
                                            Schedule 1;

         Service                            means the provision and use of the
                                            Earth Segment Facilities,
                                            Compression Encoders, Multiplex and
                                            conditional access to enable the
                                            transmission of the Television
                                            Services by means of the Signals to
                                            the Satellite and the provision and
                                            use of the Space Segment Facilities
                                            to enable the transmission of the
                                            Television Service for reception in
                                            the countries covered by the
                                            footprint of the satellite as given
                                            in Schedule 2;

         Signals the individual digital packetised streams of which when aggregated will generate a bit stream rate of not more than 4Mbit/s/s;

         Space Segment Facilities           capacity in the Satellite for the
                                            Service, described in Schedule 2;

         Space Segment Operator             the owner, operator and maintainer
                                            of the Space Segment Facilities who
                                            is named in Schedule 1;

         Television                         Service the television programmers
                                            and/or services of the Customer
                                            comprising video including VBI
                                            teletext, and audio signals
                                            transmitted to viewers in the
                                            direction only and delivered to the
                                            International Gateway by the
                                            Customer.

         Termination Date                   the date that termination is
                                            effective;

         Termination Payment                is the payment for early
                                            termination set out in Clause 13;

         Transmission Period                the hours set out in Schedule 1
                                            during which the Facilities are
                                            available for transmission of
                                            Television Service;

         Transmission                       Plan a technical description agreed
                                            between the Customer and BT and
                                            submitted by BT for approval by the
                                            Space Segment Operator detailing the
                                            usage and technical parameters of
                                            all Uplink Signals to be transmitted
                                            via the Facilities.

         Unavailability                     is defined in Clause 7;

         Uplink Signals                     electronically generated carriers
                                            described in Schedule 2;

         Year any 12 months starting on the Operational Service Date or any anniversary of the Operational Service Date.

1.2 Words in the singular include the plural and vice versa. Clause headings for the purpose of guidance only and will not affect the construction or interpretation of this Contract.

2.       Provision of Service

2.1 BT will provide the Service to the Customer during each Transmission Period from the Operational Service Date to the Expiry Date on the basis set out in this Clause 2.

2.2 The Customer will deliver the Television Service by means of the Customer Signals to BT at the International Gateway using telecommunications circuits which do not form part of this Contract.

2.3 The Customer must ensure that the Customer Signals comply with Schedule 3, so that they do not cause any damage, loss or interference to the Facilities or to other services using the Facilities.

2.4 BT will provide and the Customer will use the Space Segment Facilities in accordance with the operating procedures and policy of the Space Segment Operator. Such policy may be amended from time to time and includes (amongst other matters) policy on Pre-emption. Schedule 1 states whether the Space Segment Facilities are pre-emptible together with any specific requirements of the Space Segment Operator regarding the use of the Facilities. In the event of conflict between this Contract and the Space Segment Operators policies and operating procedures the latter shall prevail.

2.5 At BT's request, the Customer will provide information to enable BT to compile the Transmission Plan. BT will submit the Transmission Plan to the Space Segment Operator and will use its reasonable endeavors to obtain the Space Segment Operator's approval. The Customer will (if requested by BT) assist BT in obtaining that approval.

2.6 The Customer will keep BT informed of the hours during the Transmission Period during which the Television Service is actually being transmitted, and of any changes to these times.

2.7 The Customer will be responsible for the content of the Television Service, even if the Customer is not the creator of the material comprising the Television Service.

2.8 The Customer is responsible for obtaining all necessary consents from relevant authorities in and must observe the applicable laws of any country where the Television Service is to be transmitted or received.

2.9      When using the Service the Customer must:

                  29.1. comply, in the UK, with any applicable obligations under the Broadcasting Act of 1990 and the Independent Television Commission Code of Practice (including any successor legislation or code) and with any other appropriate laws and regulations in any other country where the Television Service is transmitted and can be received according to the Customer's instructions to BT regarding the conditional access system; and

                  29.2. in addition not use, or permit any other person to use, the Service contrary to any applicable mandatory rules or guidelines or for sending any message or communication which is, according to the determination of the appropriate bodied appointed by such mandatory rules or guidelines, offensive, abusive or of an indecent obscene or menacing character.

2.10 Use of the service in contravention of Clauses 2.8 or 2.9 is a breach of Contract by the Customer. If in BT's reasonable opinion BT is potentially exposed to civil or criminal liability, or other type of action likely to be taken by any competent regulatory authority. BT may on giving the Customer notice of the breach immediately suspend or terminate the Service.

2.11 This Contract is subject to the continuing right of BT and the Space Segment Operator to provide the Service. If at any time such right is withdrawn or terminated by any competent authority then this Contract will terminate forthwith, unless:

                  2.11.1. alternative facilities can be obtained within that period under Clause 8; or

                  2.11.2.    the Contract has already been terminated.

2.12 The customer may request in writing to BT that the transmission hours are to be extended and/or transmission rates increased as set out under the terms of Schedule 1. Subject to the availability of Earth and Space Segment Facilities, and payment of the increased Charge, BT shall grant such request.

2.13 The conditional access used for this service will be Scientific Atlanta's PowerVu system which is subject to the approval of the Space Segment Operator. At this moment in time such approval has been given.

2.14 BT will provide the Service with the conditional access system in operation during the entire Transmission Periods and will authorize and deauthorize decoders when requested by the Customer in accordance with the procedures set out in Schedule 1 part B.

3.       Delay in Commencement of Service

3.1 If BT does not provide the Service to the Customer on the Operational Service Date and if the Customer suffers loss as a result:

                  3.1.1.   the Customer will not be liable to pay the Charge
                           during such period of non-   provision; and

                  3.1.2. in addition BT will pay to the Customer an amount equal to the pro-rata daily rate of the Charge for the period for which the non-provision continues up to a maximum of the equivalent of 30 days' Charge.

3.2 Payment under Clause 3.1 will be in full satisfaction of BT's liability to the Customer arising out of BT's failure to provide the Service on the Operational Service Date, but the Customer will retain its rights to terminate under Clause 11.

3.3 BT will not be liable to make any payment under Clause 3.1, and nor may the Customer terminate under Clause 11, in respect of any period when a failure to provide Service to the Customer on the OSD is due to Force Majeure or the Customer's act or omission provided that BT shall notify the Customer as soon as reasonably practicable after the Force Majeure event or the Customer's act or omission comes to BT's attention.

4.       Renewal of this Contract

4.1 Not later than the start of the Renewal Period, the Customer may give written notice to BT requesting the renewal of this Contract, BT will grant a renewal, on terms and conditions to be negotiated, if:

                  4.1.1 this Contract has not been terminated with effect from the Expiry Date or earlier; and

                  4.1.2 BT is able to contract for the necessary segment facilities from the Space Segment Operator (which BT will use reasonable endeavors to obtain).

4.2 BT reserves the right not to re-negotiate under Clause 4.1 if the Customer is or has been in breach of this Contract which breach was notified to Customer upon BT becoming aware of the breach and was not promptly rectified by the Customer.

4.3 If BT does not receive notice under Clause 4.1 BT is not restricted or precluded from using the Facilities for any purpose after the Expiry Date, nor from negotiating with any other potential customer for the Facilities during the Renewal Period.

4.4 If the Customer does not give notice to BT under Clause 4.1 above but the parties are unable to reach agreement before the end of the Renewal Period on any new terms, conditions and charges, then after the Renewal Period (or sooner if the parties agree that they are unable to reach agreement), BT may offer to provide (after the Expiry Date) services via the Facilities to any third party on terms no more favorable than those last offered to the Customer. If BT wants to offer more favorable terms to any other third party then it shall first give the Customer notice of such terms and if these are not acceptable by the Customer within 14 {7} days, BT is free to negotiate with any other third party on those terms.

4.5 The provision of this Clause 4 shall cease to apply and shall have no force and effect after the Expiry Date or, if this Contract is terminated prior to the Expiry Date, after the date of termination.

5.       The Charge for the Service

5.1 The Customer agrees to pay BT's Charge for the provision of the Service for the duration of this Contract. The Charge for the Service is stated in Schedule 1.

5.2 The Charge will be paid in advance on the Due Date by the method and to the bank stated in Schedule 1. Payment will be made in equal monthly installments except for the first and last months which will be calculated on a pro-rata basis by BT.

5.3 If BT does not receive any payment of the Charge in full, or any agreed installment, (together with payment of VAT or other taxes as appropriate) within 30 days of the Due Date for payment. BT may charge interest upon the sum outstanding from the Due Date at 4 per cent per annum above the base lending rate of Midland Bank plc.

         Interest will accrue on a daily basis, will be compounded on a monthly basis and will be computed on the basis of actual days and of a 365 day year.

5.4 The Charge and any other sums payable are exclusive of United Kingdom Value Added Tax and other local taxes or value added taxes. Invoices payable under this Contract are subject to the addition of VAT or other taxes where appropriate.

5.5 The Customer will pay the Charge (less any credits calculated by BT under Clause 9.2 and less any payment calculated by BT under clause 3.1.2, 12.1 or 13.8) and any other sums payable under the Contract without set off, counter claim or other deductions. Any sum falling due on a day which is not a business day will be payable on the immediate preceding business day. For the purposes of this Clause, a business day is any day which is a legal business day in London.

5.6 BT will issue invoices to the Customer but the Customer's obligation to pay will not depend on prior receipt of an invoice.

5.7 The Customer will remain liable for all Charges due or to become due for Service provided during any period of this Contract in which the Customer fails to comply with any provision of this Contract.

6.       Maintenance

6.1 BT reserves the right to interrupt the Service for maintenance, adjustments or repair of the Facilities. BT will, except in case emergency, give as much prior notice to the Customer of such interruption as is reasonably practicable. Notice of BT's requirement to interrupt the Service shall state the date time and anticipated length of interruption and where ever possible BT shall use its reasonable endeavors to complete the maintenance adjustments or repair of the Facilities as speedily as is reasonably practicable and to interrupt the Service at a time and date causing the Customer the least inconvenience and generally to have regard to the interests of the Customer in comparison with those of other users of the Facilities and not to discriminate against the interests of the Customer in that comparison and to disrupt the Service as little as is reasonably practicable in the circumstances.

6.2 The parties will agree suitable times for interruptions for routine maintenance of the Facilities.

7.       Unavailability of the Service

7.1 The Service will be regarded as Unavailable during the Transmission Period in the following circumstances:

                  7.1.1. failure of the Service or its degradation below the specifications in Schedule 4;

                  7.1.2. failure of the Space Segment Facilities or their degradation below the parameters set out in
                           Schedule 2 section 3:

                  7.1.3. failure of the Earth Segment Facilities to maintain the specifications in Schedule 2 section
                           2;

                  7.1.4. withdrawal or interruption of Service for maintenance and repairs;

                  7.1.5. if the Service cannot be provided because of an event of Force Majeure; or

                  7.1.6 if the Space Segment Facilities have been pre-empted by the Space Segment Operators, of the Space Segment Facilities are pre-emptible and "Unavailable" and "Unavailability" will be construed accordingly.

7.2 Any loss of Service caused by the act or omission of, or a request by, the Customer its employees, or agents or contractors will not be counted as "Unavailability provided that BT shall give the Customer notice of such act or omission as soon as reasonably practicable after the same comes to BT's attention.

7.3 Periods of Unavailability will be recorded in accordance with Schedule 5 section 3. Such periods will be measured from the time such Unavailability is reported to BT (and confirmed by BT's operations staff) or such other time (if earlier) when the Unavailability becomes known to BT. Unavailability will continue until the time the Service is restored to the standard specified in relevant Schedules or as otherwise agreed in writing between the parties.

8.       Alternative Facilities

8.1 If the Earth or Space Segment Facilities have been Unavailable during a Transmission Period BT will consult with the Customer and use reasonable endeavors to identify alternative earth or space segment facilities:

                  8.1.1 after the Space Segment Facilities have been Unavailable for:

                           (a)      a continuous period of 8 hours, or

                           (b) sooner if in BT's reasonable judgment the Unavailability is unlikely to be remedied within that period.

                  8.1.2 after the Earth Segment Facilities have been Unavailable for:

                           (a)      a continuous period of 1 hour or more; or

                           (b) sooner when in BT's reasonable judgment the Unavailability is unlikely to be remedied within 4 hours from the start of such Unavailability.

8.2 After written approval from the Customer of the nature, duration, and cost to the Customer of any identified alternative facilities (which will not be unreasonably withheld or delayed), BT will make the alternative facilities available to the Customer wile the Space Segment Facilities or Earth Segment Facilities are Unavailable and will reinstate the original facilities as soon as this is reasonably practicable. The Customer shall continue to pay the Charge while the alternative facilities are being provided.

8.3 BT will bear the cost of providing alternative space segment facilities to the amount stated in Schedule 1 and the Customer will bear the rest of the costs in addition to the Charge.

8.4 When BT provides alternative earth segment facilities out of resources already then available to it, BT will bear the entire cost of providing them.

8.5 Where alternative earth segment facilities are made available other than pursuant to Clause 8.4. BT will:

                  8.5.1. bear the cost of providing them where they have to be provided as a result of any act or omission on the part of BT or of any of its employees or agents; or

                  8.5.2. in any other case, bear the cost of providing them up to the daily rate set out in Schedule 1 and the Customer will bear the rest in addition to the Charge.

8.6 If BT is unable to provide alternative earth segment facilities which are acceptable to the Customer (such acceptance not to be unreasonably withheld or delayed) and the Earth Segment Facilities have been Unavailable for a continuous period of 24 hours, then the Customer may nominate alternative earth segment facilities not owned or controlled by BT.

8.7 BT will use reasonable endeavors to procure the use of alternative earth segment facilities nominated under Clause 8.6 provided that:

                  8.7.1. BT and the Space Segment Operator have given written consent to the use of such alternative earth segment facilities (BT's consent not to be unreasonably withheld or delayed). BT will promptly seek the Space Segment Operator's consent and convey to it any representations on the Customer's behalf which the Customer may reasonably request;

                  8.7.2. all appropriate government regulatory requirements have been satisfied. The Customer must provide reasonable evidence of such satisfaction (where it is reasonable for BT to require such evidence);

                  8.7.3. the Customer must indemnify BT in respect of any damage to the Satellite or loss to third parties to the extent that the damage or loss is caused by the nominated alternative earth segment facilities;

                  8.7.4 BT will not be responsible in any respect for the Earth Segment Facilities of the Service from such nominated alternative earth segment facilities; and

                  8.7.5. BT will bear the cost of providing the cost of providing the alternative facilities up to the amount stated in Schedule 1 and the Customer will bear the rest of the costs in addition to the Charge.

9.       Credits

9.1 Subject to Clause 9.3. the Customer will receive credit calculated as provided in Schedule 1 for and continuous periods of Unavailability lasting one minute or more.

9.2 The calculation of credit under Clause 9.1 above will be carried out for each calendar month of this Contract. BT will allow an appropriate credit to the Customer in the next but one monthly invoice and the Customer will pay the invoice for that month's portion of the Charge reduced by the amount of the credit. Where any credit becomes due to the Customer for the penultimate or the last month of the term of this Contract BT will pay to the Customer an amount equal to such credit on or before the last day of the month immediately following that last month.

9.3      For the avoidance of doubt credit will not be given under this Clause
         9 for:

                  9.3.1 periods of Unavailability while alternative facilities are being provided to the Customer;

                  9.3.2 periods when Service is not being provided due directly or indirectly to the act or omission of, or request by, the Customer or any of its employees, agents or contractors provided that BT shall give the Customer notice of any such acts or omissions as soon as reasonably practicable after the same come to BT's attention;

                  9.3.3 periods when Service is not being provided due to sun outage or adverse weather conditions;
                           or

                  9.3.4 periods during which the Service is suspended pursuant to Clause 14 of this Contract.

9.4 Allowance of credits by BT under this Clause shall be in full and final settlement of any claim arising from any period of Unavailability.

10.      Information

10.1     BT will, as far as is practical, keep the Customer informed of:

         10.1.1. the plans, practices and policies of the Space Segment Operator to the extent that they may adversely affect the provision of the Service;

         10.1.2. any changes in the operating characteristics of the Satellite to the extent that such change adversely affect the provision of the Service; and

         10.1.3. all tests, repairs or maintenance work which will, or are likely to, cause Unavailability of the Service.

10.2 By the fifteenth day of each calendar month, for the duration of this Contract, BT will deliver to the Customer a summary of any periods of Unavailability occurring during the immediately preceding month. Such summary will include the times and duration of such periods and will describe the reason for such Unavailability and shall where possible be accompanied by an analysis of the results of the monitoring agreed to be performed by BT in accordance with Schedule 4.

10.3 The obligations of BT under this Clause 10 relate only to such information as is in BT's possession (or which BT can reasonably obtain) and which BT can reveal without being in breach of any duty to a third party. The Customer will comply with all BT's reasonable requirements which it notifies to the Customer for protecting the confidentiality of such information.

11.      Termination by the Customer

11.1 The Customer may terminate this Contract before the Expiry Date immediately by written notice to BT.

         11.1.1.  for Unavailability of the Space Segment Facilities:

                  (i) after they have been Unavailability for a single continuous period of 30 days; or

                  (ii) sooner when it is clear to both parties that the Unavailability will continue for longer than 30 days from the day it started and alternative space segment facilities will not be provided within that 30 day period.

         11.1.2.  For Unavailability of the Earth Segment Facilities;

                  (i) after they have been Unavailable for a single continuous period of 15 days; or

                  (ii) sooner when it is clear to both parties that the Unavailability will continue for longer than 15 days from the day it started and suitable alternative earth segment facilities will not be provided within that 15 day period; or

                  (iii) if the aggregate of all continuous Unavailability of 30 minutes or more duration during Transmission Periods within any 90 day period exceeds the total time comprised in 6 Transmission Periods.

         Periods during which alternative facilities are provided following written consent pursuant to Clause 8.2 under Clause 8 will not be counted for the purposes of this Clause 11.1.

11.2 The Customer may terminate this Contract before the Expiry Date by written notice to BT if BT commits a substantial breach of this Contract (other than matters provided for in Clause 11.1) and:

         11.2.1. if the breach of Contract is capable of remedy, fails to remedy the breach within 30 days of written notice to do so; or

         11.2.2.  if it is not possible to remedy the breach.

11.3 The Customer may terminate this Contract before the Expiry Date by written notice to BT if BT is the subject of a bankruptcy order or becomes insolvent or makes any arrangement or composition with or assignment for the benefit of its creditors or goes into liquidation, either voluntary (otherwise than for reconstruction or amalgamation) or compulsory, or if a receiver or administrator is appointed over its assets.

11.4 The Customer may terminate this Contract before the Expiry Date on the day immediately preceding the 3rd anniversary of the OSD without becoming liable for the Termination Payment subject to at least 6 months prior written notice to BT.

12.      Termination by BT

12.1 BT may immediately terminate this Contract by written notice to the Customer if the Space Segment Operator gives written notification to BT that the Space Segment Facilities have become permanently Unavailable. Upon such termination BT will advise the Customer of the availability, if any, of alternative space segment facilities and will use reasonable endeavors to arrange for the provision of alternative space segment facilities on terms to be agreed. In the event of termination under this Clause 12.1. BT shall repay any charges paid in advance by the Customer.

12.2 BT may (without prejudice to any other right or remedy) without notice summarily terminate this Contract if BT does not receive any payment and interest due on it within 30 days of the Due Date and the Customer fails to remedy failure to pay within 30 days of receipt of written notice requiring it to do so.

12.3 BT may terminate this Contract before the Expiry Date by written notice to the Customer if the Customer commits a substantial breach of this Contract (other than matters provided for in Clause 12.2) and;

12.4 BT may terminate this Contract before the Expiry Date by written notice to the Customer if the Customer is the subject of a bankruptcy order or becomes insolvent or makes any arrangement or composition with or assignment for the benefit of its creditors or goes into liquidation, either voluntary (otherwise than for reconstruction or amalgamation (or compulsory, or if a receiver or administrator is appointed over its assets.

13.      Effect of Termination

13.1 Termination or expiry of this Contract will be without prejudice to the rights and liabilities of either BT or the Customer which may accrue on or up to the Termination Date.

13.2 Where BT terminates this Contract under Clause 12 (excluding Clause 12.1) or where the Customer purports to terminate before the Expiry Date (other than under Clause 11), the Customer must pay the Termination Payment.

13.3     The Termination Payment is calculated:

         13.3.1. by taking this aggregate of all sums payable under this Contract up to the third anniversary of the OSD or if this has been exceeded, the Expiry Date not received by BT on or before the Termination Date, less the aggregate of all credits due to the Customer under Clause 9, which have not been allowed to the Customer on or before the Termination Date; and

         13.3.2. discounting the result using the Interbank offered rate quoted by Barclays Bank plc. London at 11:00 a.m. on the last business day of the preceding month for three months time deposits in the Euro-Currency market applying to the currency of the Charge calculated for the period between the date of BT's invoice for the Termination Payment and the Expiry Date.

13.4 The Customer must pay the Termination Payment to BT within 30 days of the date of BT's invoice.

         BT may charge interest calculated in accordance with Clause 5.3 if the Termination Payment is not paid within 30 days of the date of BT's invoice.

13.5 If after payment by the Customer of the Termination Payment BT secures another customer or customers for services using the Facilities for any of the balance of the period between the Termination Date and the Expiry Date. BT will pay the Customer the money it obtains from the new customer(s) less BT's reasonable costs. BT agrees to use reasonable endeavors to mitigate the loss by securing another Customer for the Earth and Space Segment Facilities.

13.6 The sum payable by BT under Clause 13.5 will be no greater than the proportion of the Termination Payment which is applicable to the re-used Facilities.

13.7 BT will pay the sum in Clause 13.5 out of money received from the new customer(s).

13.8 Where the Customer terminates this contract under Clause 11.1 to 11.4 inclusive. BT shall refund to the Customer all advanced payments made by the Customer in respect of any period after the termination date.

14.      Suspension by BT

14.1 BT may (without prejudice to any other right or remedy) suspend the Service;

         14.1.1. by seven days' written notice if BT does not receive any payment within 30 days of the Due Date, together with any interest due;

         14.1.2. immediately by written notice if the Customer commits a substantial breach of this Contract; or

         14.1.3. immediately by written notice if any of the events which are grounds for suspension under Clause
         2.10 occurs.

         Suspension will continue until such time only as the grounds for suspension are removed to BT's reasonable satisfaction or BT terminates the Contract pursuant to the terms herein.

14.2 The Customer remains liable to pay the Charges for any period of suspension.

15.      Use and Assignment

15.1 The Customer may assign any rights or obligations under the Contract only with the prior written consent of BT (such consent not to be unreasonably withheld or delayed, provided that BT shall be entitled to require such guarantees or other security as BT in its reasonable discretion thinks fit in relation to performance of any obligations of the assignee). A change in the ownership or control of the Customer or its business or of a substantial part of the Customer's assets will also continue an assignment. For the purposes of this Clause a change of ownership or control shall mean the acquisition by any third party which is not already a shareholder of the Customer of more than 50% of the voting rights in the Customer.

15.2 If the Customer wishes to permit a third party to use part of the Service then the Customer must notify BT in advance of that party's name and the proposed extent of their use of the Service. The Customer remains responsible under the Contract for the use of the Service and will ensure that the third party is aware of and complies with the provisions of the Contract. Notification to BT does not imply any approval by BT of the third party or its proposed usage not does it prejudice any of the Customer's obligations or BT's rights under the Contract.

16.      Force Majeure

16.1 If either BT or the Customer is unable to perform any obligation under this Contract because of matters beyond its reasonable control such as lightning, flood, exceptionally severe weather, fire, explosion, war, civil disorder, industrial disputes (whether or not involving their employees), sun outage, satellite or launch failure or acts of local or central Government or other competent authorities it will have no liability to the other party.

16.2 In addition BT will not be liable for any breach of this Contract directly or indirectly occasioned by or resulting from:

         16.2.1.  compliance with the License; or

         16.2.2.  regulatory action taken by any relevant regulatory authority.

16.3 A party affected by Force Majeure must promptly give written notice to the other party:

         16.3.1.  on commencement; and

         16.3.2.  on cessation of the Force Majeure event.

17.      Limitation of Liability

17.1 BT's duty in performing any obligation under this Contract is only to exercise the reasonable skill and care of a competent telecommunications service provider .

17.2 BT accepts liability under this Contract only to the extent stated in this Clause 17, Clause 9, Clause 12.1 and Clause 13.8.

17.3 Neither party excludes or restricts its liability for death or personal injury resulting from its own negligence.

17.4 BT's liability to the Customer in contract, tort (including negligence) or otherwise in relation to this Contract is limited to (pound)1 million for any one incident or series of related incidents and to (pound)2 million for all incidents in any period of 12 months.

17.5 Neither BT nor the Customer is liable to the other either in contract, tort (including negligence) or otherwise or loss (whether direct or indirect) of profits business or anticipated savings or for any indirect or consequential loss or damage whatever. This does not relieve the Customer from obligation for the Charges in full under this Contract.

17.6 Each provision of this Clause 17 limiting or excluding liability operates separately. If any part is held unreasonable or inapplicable the other parts shall continue to apply.

18.      Indemnity

18.1 Subject to Clause 17 the Customer must indemnify BT against any actions, proceedings, claims or demands for loss or damages including death or personal injury in any way connected with this Contract brought or threatened against BT by a third party except to the extent that the same are directly or indirectly occasioned by, or result from any fault of BT or are otherwise due to any act or omission, negligence or wilful misconduct by BT, its employees, agents or contractors.

18.2 Without prejudice to the generality of Clause 18.1 the Customer must indemnify BT in the event of:

         18.2.1. actual or alleged libel, slander, invasion of privacy or infringement of copyright;

         18.2.2. actual or alleged infringement of intellectual property rights arising from use of the Service with facilities or services, apparatus or systems not provided by BT for use with the Service;

         18.2.3. use of the Service contrary to the provisions of this Contract;

         18.2.4. claims relating to quality or contents fo the Television Service; or

         18.2.5. claims relating to any actual or alleged failure, however casued, to meet an obligation to any person to transmit the Television Service; or

         18.2.6 any actions, proceedings, claims or demand conneted with the Service which are brought or threatened agaisnt BT due to BT acting in accordance with the instructions of the Customer.

18.3 BT wil promptly notify the Customer of any claim to which the indemnity in this Clause 18 relates and will:

         18.3.1.  make no admission without the Customer's consent;

         18.3.2. allow the Customer to conduct any proceedings or settle any claims in each case at the expense of the Customer and must do so at BT's written request; and

         18.3.3. give to the Customer at the cost and expense of the Customer reasonable assistance in connection with such proceedings.

19.      Notices

19.1 Notices given under this Contract will be in writing and will be sent to the address of the Customer or BT specified in Schedule 1.

19.2     All notices will be:

         19.2.1. delivered by hand or sent by telex, facsimile or, in the United Kingdom, by registered post or by recorded delivery, and outside of the United Kingdom by registered airmail letter. All notices will be deemed to have been received when delivered by hnand or on the date on which they would be received in the normal course of posting (if posted) or when the proper answerback code or confirmation is received by the sender if sent by telex or facsimile; or

         19.2.2. in the case of an emergency the Customer accepts that BT may give notice by telephone, provided that this is later confirmed in writing as soon as is reasonably practicable.

20.      Confidentiality

20.1 BT and the Customer will keep in confidence any information of a confidential nature obtained under this Contract and will not divulge it to any person (other than their employees who need to know the information and subject to their employer making them fully aware of and causing them to comply with the provisions of this Clause) without the consent of the other party.

20.2     Clause 20.1 will not apply to:

         20.2.1. information in the public domain otherwise than in breach of this Contract;

         20.2.2. information in the possession of the receiving party prior to its disclosure to them under the terms of this Contract;

         20.2.3. information obtained from a third party who is free to divulge it;

         20.2.4 information which is independently developed by the receiving party without any breach of confidentiality under this Contract or otherwise; or

         20.2.5. the disclosure of information as required by a court of law or other competent authority.

21.      Variations and Amendments

21.1 No variation, amendment or change to this Contract will be effective unless contained in a document agreed by the parties and signed by their authorized representatives.

21.2 If the Customer wishes BT to modify the Service it must notify BT in writing. If the proposed modification is acceptable to BT (such acceptance not to be unreasonably withheld or delayed) the parties will negotiate the applicable terms and conditions in good faith.

22.      No Partnership

         Nothing in this Contract will give rise to any partnership between BT and the Customer.

23.      Severability

         Any part of this Contract whic is determined illegal or invalid will not affect the legality or validity of the remainder.

24.      Waiver

         If either party delays in acting upon a breach of Contract by the other that delay will not be regarded as a waiver of that breach. If either party waives a breach of the Contract by the other that waiver is limited to the particular breach.

25.      Entire Agreement

         This Contract governs the provision of the Service to the Customer to the exclusion of all other written or verbal representations, statements, understandings, negotiations, proposals or agreements.

26.      Proper Law and Jurisdiction

         This Contract will be governed and construed in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts.

27.      Security

27.1 Subject to Clause 15.1 Security is not required for the provision of Service described in this Contract.

AS WITNESS these agreements the duly authorized representatives of the parties have signed this Contract on the day and year stated on page 1 above.

Signed for and on behalf of the Customer


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Signature


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Name and Title





Signed for an on behalf of BT

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Signature


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Name and Title